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Exhibit 23

Consent of Arthur Andersen LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8, No. 333-66117 of our report dated February 17, 1999, included in Healthworld Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in the registration statement.

                                                        /s/ Arthur Andersen LLP

Melville, New York

March 25, 1999